Exhibit 10.9

BOARD OBSERVER RIGHTS AGREEMENT

This Board Observer Rights Agreement (this “Agreement”) is entered into as of December 19, 2025 (the “Effective Date”), by and between Celularity Inc., a Delaware corporation (the “Company”), and              (“Investor”). The Company and Investor are referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Investor is a significant shareholder of the Company or has otherwise provided strategic value to the Company; and

WHEREAS, in connection with and as a material inducement to Investor’s investment or continued investment in the Company, the Company has agreed to grant Investor certain board observer rights on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Appointment of Board Observer

The Company hereby grants Investor the right to designate one individual (the “Observer”) to attend all meetings of the Company’s board of directors (the “Board”). The Observer shall be entitled to attend such meetings in a non-voting capacity and to participate in discussions of matters, subject to the terms of this Agreement. The initial Observer shall be Philip A. Barach.

2. Meetings; Materials; Notice; Participation

The Company shall give the Observer written notice (including via electronic mail) of all Board meetings at the same time and in the same manner as notice is given to the members of the Board and shall provide the Observer with copies of all materials, presentations, minutes (when available), consents, and other information provided to Board (collectively, “Board Materials”) at the same time as such materials are provided to Board. The Observer shall have the right to attend all in-person, telephonic, and virtual meetings of the Board and to participate in discussions except as otherwise provided herein.

3. Non-Voting; No Fiduciary Duties

The Observer is a non-voting observer only and shall not be deemed a member of the Board or any committee and shall have no right to vote on any matter or to exercise any powers of a director. The Observer shall not have fiduciary duties to the Company or its stockholders arising solely from serving as an Observer. The Company acknowledges and agrees that the Observer may act in accordance with the interests of Investor; provided that nothing herein permits the Observer to receive or use MNPI (as defined herein), including the Confidential Information (as defined herein), in violation of applicable law.

4. Confidentiality; Use of Information; Insider Trading Compliance

(a) Confidentiality. Investor and the Observer shall, and shall cause their respective affiliates, partners, employees, agents, and advisors (together, “Representatives”) to, keep strictly confidential and not disclose, publish, or use any confidential or proprietary information of the Company or its subsidiaries that is furnished or otherwise made available to Investor or the Observer in connection with this Agreement, including Board Materials, the subject matter of Board meetings, and information derived therefrom (collectively, the “Confidential Information”), except (i) to Representatives who need to know such information for purposes of Investor’s investment in the Company and who are bound by confidentiality obligations at least as protective as those herein; (ii) to the extent the Company consents in writing; or (iii) as required by applicable law, regulation, or legal process, in which case Investor shall, to the extent legally permissible, provide prompt written notice to the Company to allow the Company to seek a protective order or other remedy.

(b) Permitted Disclosures. Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes publicly available other than as a result of a breach of this Agreement; (ii) is or becomes available to Investor or its Representatives from a source not known to be bound by a confidentiality obligation to the Company including any legal, contractual or fiduciary obligation which prohibits disclosure of such; or (iii) is independently developed by Investor or its Representatives without use of or reference to the Confidential Information.

(c) Securities Law Compliance; Trading Restrictions. Investor acknowledges that the Observer and Investor may, from time to time, receive material nonpublic information (“MNPI”). Investor agrees to comply, and to cause the Observer and their respective Representatives to comply, with all applicable securities laws, including with respect to the handling and use of MNPI and trading in the Company’s securities. Without limiting the foregoing, Investor and Observer shall implement and maintain appropriate written policies and information barriers reasonably designed to prevent unlawful trading and unlawful tipping. If Investor wishes to avoid receipt of MNPI, it shall provide written notice to the Company, and the Company shall use reasonable best efforts to redact MNPI from Board Materials and to arrange for the Observer to be excused from portions of meetings where MNPI is discussed; provided that the Company’s failure to accommodate such request despite reasonable efforts shall not constitute a breach if doing so would unreasonably hinder Board operations.

5. Exclusion Rights; Privileged Matters

(a) Exclusions. The Company may withhold access to portions of any meeting or Board Materials and may exclude the Observer from a meeting or a portion thereof if the Board reasonably and in good faith determines that (i) such exclusion is necessary to preserve attorney-client, work product, or other legal privilege, or to comply with fiduciary duties or applicable law; (ii) the matter presents an actual conflict of interest between the Company and Investor that cannot be mitigated through reasonable measures such as redaction or recusal of particular personnel of Investor; (iii) the Observer’s presence would reasonably be expected to result in disclosure of trade secrets or competitively sensitive information where such disclosure would be materially adverse to the Company and cannot be adequately protected by redaction or further confidentiality undertakings; or (iv) such exclusion is necessary to prevent a breach by the Company of its obligations under any agreement, arrangement or understanding. The Company shall use reasonable best efforts to provide redacted materials or summaries of excluded matters promptly after such meeting to the extent practicable without jeopardizing privilege or other protections.

(b) Preservation of Privilege. The Parties share a common legal interest with respect to Confidential Information provided under this Agreement; however, no attorney-client relationship is created between the Company’s counsel and Investor or the Observer. The Parties intend that no waiver of any privilege or protection occur as a result of providing Board Materials to the Observer. Investor agrees that if any privileged information is provided to it inadvertently, Investor will promptly notify the Company and, upon request, return or destroy such information.

6. Reimbursement; Expenses; Compensation

The Company shall reimburse Investor for the Observer’s reasonable out-of-pocket expenses incurred in connection with attending Board meetings and performing Observer duties, including reasonable travel and lodging, in accordance with the Company’s standard reimbursement policies applicable to directors. The Observer shall not be entitled to director fees or equity compensation unless otherwise agreed in writing.

7. Information Rights; Access to Management

In addition to attendance and materials provided under Section 2, the Company shall, upon reasonable request of the Observer or Investor, make available appropriate members of senior management and the Company’s advisors to discuss matters that were presented to the Board or are reasonably expected to be presented at upcoming meetings, subject to reasonable scheduling during normal business hours and confidentiality obligations herein.

8. Replacement; Vacancies; Qualifications

Investor may remove the Observer and designate a replacement Observer at any time upon five (5) days prior written notice to the Company. The replacement Observer shall be subject to the Company’s approval, such approval not to be unreasonably withheld, delayed, or conditioned; provided, that Philip A. Barach shall not require approval to be the Observer. In the event the Company does not approve the replacement Observer, Investor shall have the right to propose an alternative designee, which shall be subject to the Company’s approval, such approval not to be unreasonably withheld, delayed, or conditioned.

9. Term; Termination; Suspension

(a) Term. This Agreement shall commence on the Effective Date and continue until the earliest to occur of: (i) the date Investor and its affiliates collectively Beneficially Own (as defined below) less than 5% of the Company’s outstanding common stock on an as-converted, as-exercised basis; (ii) the consummation of a Change of Control (as defined below); or (iii) termination in accordance with Section 9(b) or 9(c). “Beneficially Own” shall be construed in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. “Change of Control” means any transaction or series of related transactions resulting in any person or group acquiring more than 50% of the voting power of the Company (other than a merger where the Company is the surviving corporation and the stockholders and directors of the Company, prior to the merger, constitute a majority of the stockholders and directors, respectively, of the surviving corporation (or its parent)), or the sale of all or substantially all of the Company’s assets.

(b) Termination by Investor. Investor may terminate this Agreement at any time upon written notice to the Company.

(c) Termination or Suspension by Company. The Company may suspend the Observer’s rights or terminate this Agreement upon written notice to Investor only if (i) Investor or the Observer has willfully and materially breached this Agreement and failed to cure such breach within ten (10) business days after written notice describing the breach in reasonable detail; (ii) in the good faith judgment of the Board, continued Observer participation would reasonably be expected to violate applicable law or a binding order of a governmental authority after the Parties have used reasonable efforts to avoid such violation; or (iii) Investor Beneficially Owns less than 5% as provided in Section 9(a)(i). Any suspension shall be tailored to the circumstances and limited in duration to what is reasonably necessary. All rights and obligations of the Parties hereto shall terminate concurrently with the termination of this Agreement, except for the confidentiality restrictions set forth in this Agreement which shall survive for a period of three (3) years from termination.

10. No Commitment as to Board Seats

The Parties acknowledge and agree that this Agreement does not obligate the Company to appoint any designee of Investor to the Board or any committee, and does not grant Investor any voting or consent rights with respect to the Board.

11. Public Company Matters; Policies; Acknowledgments

The Observer shall comply with the Company’s generally applicable insider trading, confidentiality, Reg FD, director/observer onboarding policies, and such other policies as the Company may require and as provided to the Observer in writing; provided that such policies shall not limit Investor’s rights hereunder in a manner that is disproportionately adverse to Investor as compared to other observers or similarly situated stakeholders. The Company shall provide the Observer with copies of such policies and any updates thereto. The Observer shall complete customary onboarding processes applicable to observers, including acknowledgment of policies and receipt of compliance training, to the extent applicable.

12. No Prohibition on Investor Activities

Nothing in this Agreement shall (a) limit Investor’s or its affiliates’ ability to acquire, hold, vote, or dispose of securities of the Company, subject to applicable law; (b) prohibit Investor from engaging in ordinary-course investment activities or engaging in communications with the Company’s officers and directors; or (c) require Investor to vote or act in any particular manner with respect to the Company’s securities. For the avoidance of doubt, Investor’s and its affiliates’ status as a competitor of the Company shall not, by itself, constitute a basis for exclusion under Section 5(a), provided that the Company may reasonably redact competitively sensitive information where disclosure would be materially adverse and cannot be adequately protected through confidentiality undertakings.

13. Remedies; Equitable Relief

The Parties acknowledge that a breach of Sections 4, 5 or 11 may cause irreparable harm for which monetary damages would be an inadequate remedy. Accordingly, the Company and Investor shall be entitled to seek equitable relief, including injunction and specific performance, in addition to any other remedies available at law or in equity, without the necessity of posting bond.

14. Intentionally Omitted.

15. Representations and Warranties

(a) Investor represents that it is an “accredited investor” to the extent applicable to its activities and is sophisticated in financial and business matters, capable of evaluating the merits and risks of receiving MNPI, and has policies sufficient to comply with securities laws.

(b) Each Party represents that it has the requisite power and authority to enter into this Agreement and that this Agreement constitutes a valid and binding obligation enforceable against such Party in accordance with its terms, subject to bankruptcy and similar laws and equitable principles.

16. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, and representations, whether written or oral.

(b) Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties. No waiver of any breach shall be deemed a waiver of any other or subsequent breach.

(c) Assignment. This Agreement and the rights and obligations hereunder may not be assigned by Investor without the prior written consent of the Company and any purported or attempted assignment without such consent shall be void and of no force and effect. The Company may not assign this Agreement without Investor’s prior written consent, except in connection with a Change of Control, in which case this Agreement shall be binding upon and inure to the benefit of the successor.

(d) Notices. All notices shall be in writing and delivered by hand, by nationally recognized overnight courier, or by email (with confirmation of transmission), to the addresses as a Party may designate in writing. Notices shall be deemed given when received.

(e) Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to conflicts of law principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New Castle County, Delaware for any dispute arising out of or relating to this Agreement and waives any objection to venue or forum. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

(f) Severability. If any term of this Agreement is held invalid or unenforceable, such term shall be enforced to the maximum extent permissible and the remaining terms shall remain in full force and effect.

(g) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together constitute one instrument. Signatures delivered by electronic transmission shall be deemed original signatures.

(h) No Third-Party Beneficiaries. Except as expressly provided in Section 14 with respect to indemnitees, this Agreement is solely for the benefit of the Parties and their permitted assigns and does not confer any rights upon any other person or entity.

(i) Interpretation. The headings are for convenience only and shall not affect interpretation. “Including” means “including without limitation.”

(j) Costs and Fees. Each Party shall bear its own costs and expenses in connection with the negotiation and execution of this Agreement.

(k) Independent Status. Nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the Parties.

(l) Destruction of Confidential Materials. Investor and Observer hereby agree that at any time, upon the request of the Company, it will promptly deliver to the Company or destroy any and all Confidential Information that has been previously provided to Investor or Observer. Notwithstanding any such return, destruction or retention of the Confidential Information, Investor and Observer will continue to be bound by the confidentiality restrictions set forth in this Agreement and other obligations hereunder for the term specified herein.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Board Observer Rights Agreement as of the Effective Date.

CELULARITY, INC.

By:
Name:	Robert J. Hariri
Title:	CEO

By:
Name:
Title:

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